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                                                                 Exhibit 10.20.1

                                   TRUST UNDER
                            ALLIANT TECHSYSTEMS INC.
                              INCOME SECURITY PLAN

THIS AGREEMENT, made this fourth day of May, 1998, by and between ALLIANT TECHSYSTEMS INC., a Delaware corporation ("Company") and U.S. BANK NATIONAL ASSOCIATION ("Trustee").

                                   WITNESSETH:

WHEREAS, Company has adopted the Alliant Techsystems Inc. Income Security Plan ("Plan"); and

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan ("Plan participants" or "participants"); and

WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.        Establishment of Trust


         (a) Company shall from time to time make deposits in cash or cash equivalents with Trustee in trust, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. The Trust shall be established and maintained as a revocable "grantor trust" within the meaning of Section 671 and following of the Internal Revenue Code of 1986, as amended.


         (b) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and beneficiaries.


         (c) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or cash equivalents in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in
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                  this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.


Section 2. Payments to Plan Participants and Their Beneficiaries and Tax Determinations


         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that (i) provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, (ii) the form in which such amount is to be paid (as provided for or available under the Plan), and (iii) the time of commencement for payment of such amounts. Company may revise any such Payment Schedule to reflect adjustments to payments required or permitted under the terms of the Plan. Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule or revised Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. In addition, to the extent that Company contributions to the Trust result in the imposition of federal, state or local taxes to be paid by a participant, Trustee shall determine such tax amounts for each participant and inform Company of such determination. It is Company's intention, pursuant to the terms of the Plan, that no amount shall be vested with respect to a participant until there has been a Change of Control as defined herein, and the participant has sustained a Qualifying Termination, as defined in the Plan.


         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.


Section 3.        Trustee Investment Authority


         (a) Trustee shall have the power and authority provided under Chapter 501B of the Minnesota Statutes, as amended, or its successor provisions, to invest and reinvest, without distinction between principal and income, the assets of the Trust. In no event, however, may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a DE MINIMIS amount held in common investment vehicles (including mutual funds for which Trustee or any affiliate of Trustee serves as investment advisor, custodian or other service provider) in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the other person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.
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         (b)      Assets of the Trust may be invested and reinvested by Trustee in any real or personal property as an ordinary prudent investor of intelligence and integrity would purchase in an exercise of reasonable care, judgment and diligence, including, but merely by way of illustration:


                  (1) bonds, mortgages, notes, debentures, equipment trust certificates, interest in investment trusts, shares of stock, whether common or preferred, shares of regulated investment companies (i.e., mutual funds, including mutual funds for which Trustee or any affiliate of Trustee serves as investment advisor, custodian or other service provider as disclosed in the current mutual fund prospectus to be provided to Company), leasehold interest, real estate, money market securities, such insurance company group annuity or other insurance contracts as Company may specify, and any other property which it may deem suitable;


                  (2) commingling funds of the Trust with those of other funds with respect to which Trustee is acting in a fiduciary capacity and to retaining any such investment coming into its possession as Trustee:


                  (3) commingling funds of the Trust with any common trust funds maintained by Trustee or any affiliate thereof;


                  (4) depositing any portion of the trust fund in bank accounts, certificates of deposit, time deposit open accounts and other similar investments which bear a reasonable rate of interest, in the banking department of any bank or trust company, including the banking department of Trustee or of any affiliate thereof;


                  (5) retaining in cash or other investments which are unproductive of income so much of the Trust fund as it may deem advisable (e.g., Trust assets pending investment or disbursement) which may include retention of trust assets in noninterest-bearing accounts in the banking department of Trustee or any affiliate thereof;


                  (6) retaining the entire or a substantial part of the principal in any shares or other interest in assets used to initially fund the Trust or to sell all or any part of the interest. Trustee is authorized to retain this interest without liability for failure to sell the interest even though the retention may result in lack of diversification or the interest is not the character or quality of investment permitted by law for Trustee.


Section 4         Disposition of Income

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
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Section 5         Accounting by Trustee

                  Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.


Section 6.        Responsibility of Trustee


                  (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.


                  (b) If Trustee undertakes or defends any litigation arising in connection with the Trust, Company agrees to indemnity Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment form the Trust.


                  (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.


                  (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.


                  (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the
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                           policy (as distinct from conversion of the policy to
                           a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.


Section 7.        Compensation and Expenses of Trustee


                  Company shall pay all administrative expenses and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


Section 8.        Resignation and Removal of Trustee


                  (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.


                  (b) Trustee may be removed by Company on 30-days notice or upon shorter notice accepted by Trustee.


                  (c) If Trustee resigns or is removed following a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.


                  (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to a successor Trustee. The transfer shall be completed within 45 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.


                  (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 9 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


Section 9.        Appointment of Successor


                  (a)      If Trustee resigns or is removed in accordance with
                           Section 8(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.


                  (b) If Trustee resigns or is removed pursuant to the provisions of Section 8(c) hereof and if, pursuant to court direction, the Trustee is granted discretion to select a successor Trustee, Trustee may appoint any third party such as a bank
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                           trust department or other party that may be granted
                           corporate trustee powers under state or Federal law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

Section 10.       Amendment or Termination


                  (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.


                  (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.


                  (c) Upon written approval of at least 80% of the participants (or beneficiaries in the case of participants who have died) entitled or potentially entitled to benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.


                  (d) Notwithstanding any other provision of the Plan or the Trust, the Company shall be entitled to withdraw from the Trust and have returned to it any amount in excess of 120% of the amount that is the maximum liability for the payment of benefits under the Plan (as determined annually), provided that the amount remaining in the Trust shall never be reduced to an amount less than 25% of the amount of the Company contribution for the first year of the Trust, and 50% of the contribution in any subsequent year.

Section 11.       Miscellaneous


                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.


                  (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.


                  (c) This Trust agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
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                  (d)      For purposes of this Trust, a "Change of Control"
                           shall mean


                           (1) the acquisition by any "person" or group of persons (a "Person"), as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and the regulations thereunder (the "Exchange Act") (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing, directly or indirectly, more than fifty percent (50%) of the total number of shares of the Company's then outstanding Voting Securities;


                           (2) consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company's assets (a "Business Combination"), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company's outstanding Voting Securities immediately prior to both (x) such Business Combination, and (y) any Change Event occurring within twelve (12) months prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation, which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company's outstanding Voting Securities; or


                           (3) any other circumstances (whether or not following a "Change Event") which the Board determines to be a Change of Control for purposes of this Trust after giving due consideration to the nature of the circumstances then represented and the purposes of this Trust. Any determination made under this Subsection (d)(3) shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.


                                    For purposes of this Subsection (d), a
                                    "Change of Control" shall not result from any transaction precipitated by the Company's Insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.


                  (e)      "Change Event" shall mean:
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                           (1)      the acquisition after the effective date of
                                    this Trust, by any Person (other than the Company or a Subsidiary, or any Company employee benefit plan (including its trustee)) of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
                                    Act), directly or indirectly, of securities of the Company directly or indirectly representing fifteen percent (15%) or more of the total number of shares of the Company's then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five (5) or fewer shareholders in a transaction or transactions approved in advance by the Board);


                           (2) the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or


                           (3) the individual who, as of the effective date of this Trust Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for the purposes of this definition, be considered a member of the Incumbent Board.


                  (f) "Voting Securities" shall mean any share of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.


Section 12.       Effective Date


                  The effective date of this Trust Agreement shall be March 2, 1998.


IN WITNESS WHEREOF, the parties have executed this Agreement as of this 4th day of May 1998.


COMPANY:                                     TRUSTEE:

ALLIANT TECHSYSTEMS INC.                     U. S. BANK NATIONAL ASSOCIATION


By: /S/ Richard Schwartz                     By: /S/ M. R. Braun
    --------------------------------             ---------------------------
     Its: Chairman of the Board                   Its: Vice President
           President, and CEO